Exhibit 16.1

January 18, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Esmark Incorporated

File No. 001-33851

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Esmark Incorporated dated January 18, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP